SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K
Current Report
______________

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2012 (August 14, 2012)

PAZOO, Inc.
(Exact name of Registrant as specified in charter)

Nevada	333-178037	27-3984713
(State or other	(Commission file	(I.R.S. Employer
jurisdiction of	number)	Identification Number)
incorporation)

15A Saddle Road
Cedar Knolls, New Jersey  07927
 (Address of Principal Executive Offices)

_________________________________
(Prior Address if Changed From Last Report)

(973) 455-0970
 (Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sale of Equity Securities.

Common Stock: On August 27, 2012, the Company issued 2,000,000 shares of restricted common stock to Edataworx, Inc. in connection with a consulting services agreement, relating to the Company’s upcoming digital banding campaign, dated on or about August 1, 2012.  Edataworx, Inc. has agreed that it will not be eligible to sell 1,000,000 until after April 6, 2013 and the remaining 1,000,000 after April 6, 2014. Due to the confidential nature of this agreement the Company is evaluating what portions of the agreement may be published and will file a Form 8-K/A with the appropriate portions of the agreement.   On September 5, 2012, the Company issued 100,000 shares of restricted common stock to Sigma Software Solutions, Inc. d/b/a Keros Capital in connection with Keros Capital Consulting Agreement, dated on or about September 5, 2012.  Due to the confidential nature of this agreement the Company is evaluating what portions of the agreement may be published and will file a Form 8-K/A with the appropriate portions of the agreement.  On September 4, 2012, Integrated Capital Partners, Inc. (“ICPI”) converted 10,000 shares of Series A Convertible Preferred Stock into 100,000 shares of Common Stock pursuant to, and in accordance with, an Investment Agreement dated January 3, 2011 (See, Exhibit 99.01, of the Company’s Form S-1 filed with the Securities and Exchange Commission on November 18, 2011).  On September 11, 2012, Integrated Capital Partners, Inc. (“ICPI”) converted 20,000 shares of Series A Convertible Preferred Stock into 200,000 shares of Common Stock pursuant to, and in accordance with, an Investment Agreement dated January 3, 2011 (See, Exhibit 99.01, of the Company’s Form S-1 filed with the Securities and Exchange Commission on November 18, 2011).

Item 7.01    Regulation FD Disclosure.

On August 14, 2012 the Company announced in a press release (Pazoo.com Set To Launch First National TV Advertising Campaign) that the Company completed production of its first national TV advertising campaign which includes three 60-second television commercials which are scheduled to air on approximately 70,000 60-second local spots in September and October. A copy of the press release is attached hereto as Exhibit 99.01. On August 20, 2012 the Company announced in a press release (Pazoo.com Officially Kicks Off First National TV Advertising Campaign) that the Company’s television advertising campaign began highlighting a pazoo.com difference for health-conscious consumers who own pets and want to be as healthy as they can be. One spot brands and establishes pazoo.com as the #1 online health and wellness social community for people and pets. Another introduces the site's team of experts in various health and wellness fields who provide simple information consumers can utilize in achieving fuller and richer lives for both themselves and their pets. The third spot showcases one of the site's unique selection of products: Vita-Stim™ Mega Multivitamins & Minerals – the first and only daily adult "multi" with regenerative stem cell nutrition support. A copy of the press release is attached hereto as Exhibit 99.02.  On August 23,

2012 the Company announced in a press release (PAZOO Prepares For First Three National Direct Response Campaigns and Distribution of PAZOO Branded Products) that the Company prepared for a national roll-out of the first direct response products being marketed under the PAZOO brand name. The initial launch, expected in September 2012, targets adults with a nutritional supplement, stem-cell nutritional product and an anti-aging product. A copy of the press release is attached hereto as Exhibit 99.03. On August 29, 2012 the Company announced in a press release (Pazoo Begins Expansion into Germany with Further International Expansion Planned for Next Year) that the Company planned an expansion of its web presence with the introduction of www.pazoo.de in the German language in the fourth quarter 2012. A copy of the press release is attached hereto as Exhibit 99.04.   On September 4, 2012 the Company announced in a press release (Pazoo, Inc.'s Social Community and Expert Section Goes Live) that the Company went live with its health and wellness social community and expert section on www.pazoo.com. The health and wellness social community will consist of blogs by the Company’s experts and in the near future will include an interactive section where participants may ask questions and comment on our expert’s blog. A copy of the press release is attached hereto as Exhibit 99.05.  On September 5, 2012 the Company announced in a press release (Pazoo, Inc Secures DTC Eligibility) that the Company secured DTC Eligibility by The Depository Trust Company for its shares on the OTC effective September 4, 2012.  A copy of the press release is attached hereto as Exhibit 99.06.  On September 11, 2012 the Company announced in a press release (Pazoo Unveils the "MAX" Line of Health, Wellness and Nutri-Ceutical Products) that the Company will release in the near future its MAX Line of Health, Wellness and Nutri-Ceutical Products. The initial product releases will be the MAXPLUS Multivitamin Powered by CELLMAX and CELLMAX Stem cell nutrition concentrate. To follow in the 4th quarter will be a water oxygenator for people and one for pets followed by an anti-aging product.  A copy of the press release is attached hereto as Exhibit 99.07.   On September 13, 2012 the Company announced in a press release (Hollywood Actress And Comedienne Sheila Kay Becomes Spokeswoman For Pazoo) that the Company welcomed Sheila Kay, who is certified in the IGM® (Isabell Gatto Method) of Therapeutic Acupressure and ProForm modalities on both animals and humans, as a spokeswoman for the Company. A copy of the press release is attached hereto as Exhibit 99.08.  The information in this Form 8-K being furnished under this Item 7.01 and Exhibit 99.05 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

a.	Exhibits.
99.01	Press Release dated August 14, 2012.
99.02	Press Release dated August 20, 2012.
99.03	Press Release dated August 23, 2012.

99.04	Press Release dated August 29, 2012.
99.05	Press Release dated September 4, 2012.
99.06	Press Release dated September 5, 2012.
99.07	Press Release dated September 11, 2012.
99.08	Press Release dated September 13, 2012.

Signatures

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2012	Pazoo, Inc. (Registrant)

/s/ David M. Cunic
David M. Cunic/ CEO